EXHIBIT EX.99.i

                          [Ropes & Gray LLP Letterhead]


                                                                   July 29, 2008



Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: WisdomTree Trust Post-Effective Amendment No. 18 to Registration Statement on Form N-1A

Ladies and Gentlemen:

We have reviewed the above-referenced post-effective amendment and believe that it does not contain any disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

Very truly yours,

/s/ Ropes & Gray LLP